Exhibit 99.1

Capital One Announces Plans to Defease the Discover Card Execution Note Trust Class A Notes

Capital One Financial Corporation (NYSE: COF) (“Capital One”) announced today that its wholly-owned subsidiary, Capital One, National Association (“CONA”), plans to defease the outstanding DiscoverSeries Class A(2021-2) Notes, Class A(2023-1) Notes, and Class A(2023-2) Notes (collectively, the “Class A Notes”) issued by the Discover Card Execution Note Trust (“DCENT”). As previously reported, CONA assumed all rights and obligations of Discover Bank with respect to DCENT – including as sponsor, master servicer, servicer, and asset originator – in connection with the merger of Discover Bank into CONA.

The defeasance is expected to be completed as early as December 2025 and will be undertaken pursuant to the Second Amended and Restated Indenture, dated as of May 18, 2025, between DCENT, as Issuer, and U.S. Bank Trust Company, National Association, as Indenture Trustee, as amended (the “Indenture”).

The defeasance collateral is expected to consist of U.S. Treasury bonds, cash, or a combination of both, in an aggregate amount that is expected to be sufficient to pay the remaining principal of, and interest on, the Class A Notes, as detailed in the transaction documents. A portion of the U.S. Treasury bonds, cash, or a combination of both is expected to be deposited into dedicated principal funding accounts and interest funding accounts established for each tranche of the Class A Notes. Upon completion of the defeasance, the amounts credited to each of these segregated funding accounts will be the sole source for the scheduled payments of principal of, and interest on, the Class A Notes. The expected maturity dates for the Class A Notes are:

•	Class A (2021-2) Notes: September 15, 2026

•	Class A (2023-1) Notes: March 16, 2026

•	Class A (2023-2) Notes: June 15, 2026

In connection with the planned defeasance, CONA expects to (i) retire and cancel each subordinated class of DiscoverSeries notes, all of which are held by affiliates of CONA, (ii) direct the release of DCENT’s beneficial interest in the portfolio of credit card receivables held by Discover Card Master Trust I (“DCMT”) from the lien of the Indenture, and (iii) wind down DCMT and direct the reassignment of the portfolio of credit card receivables to CONA.

This press release is for informational purposes only and does not constitute a commitment with respect to any of the securities discussed herein.

Forward-Looking Statements

Certain statements in this release may constitute forward-looking statements, which involve a number of risks and uncertainties. Forward-looking statements often use words such as “will,” “anticipate,” “target,” “expect,” “think,” “estimate,” “intend,” “plan,” “goal,” “believe,” “forecast,” “outlook” or other words of similar meaning. Any forward-looking statements made by Capital One or on its behalf speak only as of the date they are made or as of the date indicated, and Capital One does not undertake any obligation to update forward-looking statements as a result of new information, future events or otherwise. Capital One cautions readers that any forward-looking information, including, but not limited to, information relating to Capital One’s plans, objectives, expectations and intentions, is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking information due to a number of factors.

About Capital One

Capital One Financial Corporation (www.capitalone.com) is a financial holding company which, along with its subsidiaries, had $468.8 billion in deposits and $661.9 billion in total assets as of September 30, 2025. Headquartered in McLean, Virginia, Capital One offers a broad spectrum of financial products and services to consumers, small businesses and commercial clients through a variety of channels. Capital One, N.A. has branches and Cafés located primarily in New York, Louisiana, Texas, Maryland, Virginia and the District of Columbia. A Fortune 500 company, Capital One trades on the New York Stock Exchange under the symbol “COF” and is included in the S&P 100 index.

Contacts: Danielle Dietz - danielle.dietz@capitalone.com

  Sie Soheili - sie.soheili@capitalone.com